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                                                                     Exhibit 3.1

                       SECOND AMENDED AND RESTATED BYLAWS
                        OF ASCENTIAL SOFTWARE CORPORATION

                                    ARTICLE I

                                     OFFICES

         SECTION 1. Principal Executive Office. The Board of Directors shall fix the location of the principal executive office of the Corporation at any place within or outside the State of Delaware. The Board of Directors shall fix and designate a registered business office and registered agent in the State of Delaware regardless of whether the Corporation maintains a place of business there.

         SECTION 2. Other Offices. The Board of Directors may at any time establish branch or subordinate offices at any place or places where the Corporation is qualified to do business.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         SECTION 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the principal executive office of the Corporation.

         SECTION 2. Annual Meetings. The annual meetings of stockholders shall be held on such day and at such hour as may be fixed by the Board of Directors within thirteen months subsequent to the later of the date of incorporation of the Corporation or the last annual meeting of stockholders. At such meeting, Directors shall be elected and any other proper business may be transacted.

         At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than one hundred twenty
(120) days prior to the date of such meeting (as set forth in this Section 2). A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned (as such term is defined in Section 4, Paragraph D of Article Seven of the Corporation's Certificate of Incorporation) by the stockholder, (d) any material interest of the stockholder in such business and
(e) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 CFR 240.14a-l

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et seq.) as then in effect under the Securities Exchange Act of 1934, as amended, had proxies been solicited by the Board of Directors with respect thereto. Notwithstanding anything in the Second Amended and Restated Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2. The presiding officer of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

         SECTION 3. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes unless otherwise proscribed by statute or by the Certificate of Incorporation. Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the President of the Corporation or the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

         The "call" and the "notice" of any such meeting shall be deemed to be synonymous.

         SECTION 4. Notice of Stockholders' Meetings. All notices of meetings of stockholders shall be sent or otherwise given in accordance with Section 5 of this Article II not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. The notice shall specify the place, date and hour of the meeting and (i) in the case of a special meeting, the nature of the business to be transacted, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders. The notice of any meeting at which Directors are to be elected shall include the name of any nominee or nominees whom, at the time of the notice, management intends to present for election.

         SECTION 5. Manner of Giving Notice; Affidavit of Notice. Written notice of any meeting of stockholders shall be given. If mailed, notice shall be deemed to have been given at the time when delivered personally or deposited in the United States mail, postage prepaid.

         An affidavit of the mailing or other means of giving any notice of any stockholders' meeting shall be executed by the secretary, assistant secretary, or any transfer agent of the Corporation giving the notice, and shall be filed and maintained in the minute book of the Corporation.

         SECTION 6. Quorum. At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the next sentence is applicable or the presence of a larger number may be required by law. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time.

         SECTION 7. Adjourned Meetings and Notice Thereof. When a stockholders' meeting is adjourned to another time or place, notice of the adjourned meeting need not be given if the time

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and place thereof are announced at the meeting at which the adjournment is taken; except that if the adjournment is for more than thirty days or if the Board of Directors shall set a new record date, notice of any adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Sections 4 and 5 of this Article II. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

         SECTION 8. Voting. Except as otherwise required by the Certificate of Incorporation or the General Corporation Law of Delaware, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of stockholders. Vote may be by voice or by ballot.

         Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal but if the stockholder fails to specify the number of shares such stockholder is voting affirmatively, it shall be conclusively presumed that the stockholder's approving vote is with respect to all shares said stockholder is entitled to vote.

         SECTION 9. Waiver of Notice or Consent by Absent Stockholders. The transactions of any meeting of stockholders, either annual or special, however called and noticed, and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each person entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any annual or special meeting of stockholders. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when a person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened; and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the meeting.

         SECTION 10. Stockholder Action; How Taken. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

         SECTION 11. Proxies. Every person entitled to vote for Directors or on any other matter shall have the right to do so either in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or by one or more agents authorized by a proxy executed or transmitted in a manner permitted by the General Corporation Law of the State of Delaware by the stockholder or such stockholder's authorized agent and delivered (including by electronic transmission) to the secretary of the Corporation. A validly executed or transmitted proxy which does not state that it is irrevocable and is not coupled with an interest shall continue in full force and effect unless (i) revoked by the person executing or transmitting it, before the vote pursuant to that proxy, by a writing delivered to the Corporation stating that the proxy is revoked, or by a subsequent proxy executed or transmitted by, or attendance at the meeting and voting in person by, the person executing or transmitting the proxy; or (ii) written notice of the death or incapacity of the maker

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of that proxy is received by the Corporation before the vote pursuant to that proxy is counted; provided, however, that no proxy shall be valid after the expiration of three years from the date of the proxy, unless otherwise provided in the proxy.

         SECTION 12. Inspectors of Election. Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may appoint inspectors of election at the meeting.

         These inspectors shall:

         (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

         (b)  Receive votes, ballots, or consents;

         (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

         (d) Count and tabulate all votes or consents;

         (e) Determine when the polls shall close;

         (f) Determine the results; and

         (g) Do any other acts that may be proper to conduct the elections or votes with fairness to all stockholders.

         SECTION 13. Stockholders' Lists. The Secretary or Assistant Secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten
(10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

                                   ARTICLE III

                                    DIRECTORS

         SECTION 1. Management. The property, business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of Directors of the Corporation (including Directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be five (5). As used in these Second Amended and Restated Bylaws, the terms "whole Board" or "whole Board of Directors" mean the

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total number of Directors which the Corporation would have if there were no vacancies. In addition to the powers and authorities by these Second Amended and Restated Bylaws and the Certificate of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Second Amended and Restated Bylaws directed or required to be exercised or done by the stockholders.

         SECTION 2. Classes. The members of the whole Board of Directors, other than those who may be elected by the holders of any Preferred Stock, or series thereof, shall be divided into three (3) classes (to be designated as Class I, Class II and Class III), with the term of office of one class expiring each year. Subject to any shorter or longer term which may be applicable to a director elected by any series of Preferred Stock voting separately as a class, at each annual meeting of stockholders the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be elected and qualify or until their respective earlier resignation or removal.

         SECTION 3. Vacancies and Newly Created Directorships. Except for directorships created pursuant to Article Four of the Certificate of Incorporation relating to the rights of holders of Preferred Stock, or any series thereof, and except for vacancies in such directorships, any vacancies in the Board of Directors for any reason, and any newly created Directorships resulting from any increase in the number of Directors, may be filled only by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Directors so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their respective successors shall be elected and qualified or until their respective earlier resignation or removal. No decrease in the number of Directors shall shorten the term of any incumbent Director.

         SECTION 4. Removal of Directors. Notwithstanding any other provisions of these Second Amended and Restated Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law or these Second Amended and Restated Bylaws), any Director or the entire Board of Directors of the Corporation, except for Directors elected by one or more series of Preferred Stock, voting separately as a class, may be removed at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (it being understood that for purposes of this Section 4, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article Four of the Corporation's Certificate of Incorporation). For the purposes of this Section 4, (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and (ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the Corporation entitled to vote on removal of any Director or the entire Board of Directors in the manner provided in this Section 4 (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this
Section 4). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the provisions of this Article III, Section 4 shall not apply with respect to the Director or Directors elected by such holders of Preferred Stock.

         SECTION 5. Notification of Nominations. Subject to the rights of holders of any class or series of Preferred Stock, nominations for the election of Directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder

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entitled to vote in the election of Directors generally. However, any stockholder entitled to vote in the election of Directors may nominate one or more persons for election of Directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred and twenty (120) days in advance of the date of such meeting (as set forth in Section 2 of Article II of these Second Amended and Restated Bylaws), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the seventh (7th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address, as they appear on the Corporation's books, of such stockholder; (d) the class and number of shares of the Corporation which are beneficially owned (as such term is defined in Section 4, Paragraph D of Article Seven of the Corporation's Certificate of Incorporation) by the nominating stockholder an each nominee proposed by such stockholder; (e) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 CFR 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (g) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 6. Place of Meetings and Meetings by Telephone. Meetings of the Board of Directors shall be held at any place within or without the State of Delaware which may be designated in the notice of the meeting, or, if not stated in the notice or there is no notice, designated by resolution of the Board. In the absence of such designation, meetings of the Board of Directors shall be held at the principal executive office of the Corporation. Members of the Board may participate in a regular or special meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participation in a meeting pursuant to this Section 6 of Article III constitutes presence in person at such meeting.

         SECTION 7. Annual Meeting. Immediately before or after each annual meeting of the stockholders, the Board of Directors shall hold a regular meeting for the purpose of organization, the election of officers and the transaction of other business. No notice of such meeting need be given.

         SECTION 8. Other Regular Meetings. The Board of Directors may provide by resolution the time and place for the holding of regular meetings of the Board; provided, however, that if the date so designated falls upon a legal holiday, then the meeting shall be held at the same time and place on the next succeeding day which is not a legal holiday. No further notice of such regular meetings of the Board need be given.

         SECTION 9. Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the chairman of the Board or the president or

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any vice president or the secretary or any two Directors.

         Notice of the time and place of special meetings shall be delivered personally or by telephone to each Director or sent by first-class mail, overnight courier, or telegram, charges prepaid, addressed to each Director at that Director's address as it is shown on the records of the Corporation or his usual place of business. In case the notice is mailed, it shall be deposited in the United States mail at least three (3) days before the time of the holding of the meeting. In case the notice is delivered personally, or by telephone, overnight courier, or telegram, it shall be delivered personally or by telephone or to the courier or telegraph company at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Director or to a person at the office of the Director who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting nor the place if the meeting is to be held at the principal executive office of the Corporation.

         SECTION 10. Quorum. A majority of the authorized number of Directors shall constitute a quorum for the transaction of business except to adjourn as provided in Section 12 of this Article III. Every act or decision done or made by a majority of the Directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the Certificate of Incorporation, or the General Corporations Law of Delaware, specifically requires a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding the withdrawal of Directors, if any action taken is approved by at least a majority of the required quorum for such meeting.

         SECTION 11. Waiver of Notice. Notice of a meeting shall be deemed given to any Director who attends the meeting without protesting before or at its commencement, the lack of notice to such director.

         The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the Directors not present signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes thereof. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

         SECTION 12. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the vote of a majority of the Directors present. If a meeting is adjourned for more than 24 hours, notice of the time and place of the reconvened adjourned meeting shall be given to Directors absent at the time of adjournment before the time of the reconvened adjourned meeting.

         SECTION 13. Action Without Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board. Such action by written consent shall have the same force and effect as a unanimous vote of such Directors.

         SECTION 14. Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors may, by resolution, fix the compensation to be paid Directors for serving as Directors of the Corporation and may, by resolution, fix a sum

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which shall be allowed and paid for attendance at each meeting of the Board of
Directors and may provide for reimbursement of expenses incurred by Directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

                                   ARTICLE IV

                                   COMMITTEES

         SECTION 1. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of Directors, designate such committees, each consisting of one or more Directors, as it may from time to time deem advisable to perform such general or special duties as may from time to time be delegated to any such committee by the Board of Directors, subject to the limitations contained in the General Corporations Law of Delaware, or imposed by the Certificate of Incorporation or by these Second Amended and Restated Bylaws. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to
Section 253 of the General Corporation Law of Delaware if the resolution which designates the committees or a supplemental resolution of the Board of Directors so provides. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent member at any meeting of the committee.

         SECTION 2. Minutes. Each committee shall keep regular minutes of its proceedings, which shall be filed with the Secretary.

         SECTION 3. Meetings. Except as otherwise provided in these Second Amended and Restated Bylaws or by resolution of the Board of Directors, each committee shall adopt its own rules governing the time and place of holding and the method of calling its meetings and the conduct of its proceedings and shall meet as provided by such rules. Unless otherwise provided by such rules or by resolution of the Board of Directors, committee meetings shall be governed by Sections 11, 12 and 13 and Article III of these Second Amended and Restated Bylaws.

         SECTION 4. Term of Office of Committee Members. The term of office of any committee member shall be as provided in the resolution of the Board of Directors designating such committee member but shall not exceed such committee member's term as a Director. Any member of a committee may be removed at any time by resolution adopted by a majority of the Directors, either present at a meeting of the Board or by written approval thereof.

                                    ARTICLE V

                                    OFFICERS

         SECTION 1. Officers. The officers of the Corporation shall be a Chief Executive Officer, a Vice President, a Secretary, and a Treasurer, who shall be the Chief Financial Officer of the Corporation. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, a President, one or more additional Vice Presidents, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. One person may hold two or more offices.

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         SECTION 2. Election. The officers of the Corporation, except such officers as may be appointed in accordance with the provisions of Section 3 and 5 of this Article V, shall be chosen annually by the Board of Directors and each shall hold office until such officer shall resign or shall be removed or otherwise disqualified to serve, or such officer's successor shall be elected and qualified.

         SECTION 3. Subordinate Officers, Etc. The Board of Directors may appoint, or may empower the president to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Second Amended and Restated Bylaws or as the Board of Directors may from time to time determine.

         SECTION 4. Removal and Resignation of Officers. Any officer may be removed, either with or without cause, by a majority of the Directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by an officer upon whom such power of removal may be conferred by the Board of Directors.

         Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 5. Vacancies in Office. A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these Second Amended and Restated Bylaws for regular appointments to such office.

         SECTION 6. Chairman of The Board. The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him or her by the Board of Directors or prescribed by these Second Amended and Restated Bylaws.

         SECTION 7. Chief Executive Officer. The Chief Executive Officer shall, subject to the provisions of these Second Amended and Restated Bylaws and to the direction of the Board of Directors, and the Chairman of the Board perform all duties and have all powers which are commonly incident to the office of chief executive officer of a corporation, and shall exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or the Chairman of the Board, or prescribed by these Second Amended and Restated Bylaws.

         SECTION 8. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board or Chief Executive Officer, if there shall be such officers, the President shall be the chief operating officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and officers of the Corporation. He or she shall have the general powers and duties of management usually vested in the office of president and chief operating officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or by these Second Amended and Restated Bylaws. In the event that the Board of Directors does not appoint an individual to serve as President of the Corporation, then all of the duties and responsibilities specified in Section 8 shall be given to the Chief Executive Officer, and all references in the Second Amended and Restated Bylaws to the President shall be deemed to refer to the Chief Executive Officer.

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         SECTION 9. Vice President. In the absence or disability of the
President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors of these Second Amended and Restated Bylaws.

         SECTION 10. Secretary. The Secretary shall keep, or cause to be kept, a book of minutes in written form of the proceedings of the Board of Directors, committees of the Board, and stockholders. Such minutes shall include all waivers of notice, consents to the holding of meetings, or approvals of the minutes of meetings executed pursuant to these Second Amended and Restated Bylaws or the General Corporations Law of Delaware. The secretary shall keep, or cause to be kept at the principal executive office or at the office of the Corporation's transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each.

         The Secretary shall give or cause to be given, notice of all meetings of the stockholders and of the Board of Directors required by these Second Amended and Restated Bylaws or by law to be given, and shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or these Second Amended and Restated Bylaws.

         SECTION 11. Chief Financial Officer. The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account in written form or any other form capable of being converted into written form.

         The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositaries as may be designated by the Board of Directors. He shall disburse all funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and Directors, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by these Second Amended and Restated Bylaws.

         SECTION 12. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that he is also a Director of the Corporation.

                                   ARTICLE VI

                                 INDEMNIFICATION

         Section 1. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative, or appellate ("Proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a Director or officer or in any other

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capacity while serving as a Director or officer shall be indemnified and held harmless by the Corporation to the fullest extent not prohibited by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith or in connection with the investigation, defense, settlement or appeal of such Proceeding and such indemnification shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however that, except as provided in Section 2 of this Article VI, the Corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred by this Section shall include the right to be paid by the Corporation expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however that, if required by the General Corporation Law of Delaware, an advancement of expenses incurred by a Director or officer in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such person while a Director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Director or officer, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Director or officer is not entitled to be indemnified under this Section or otherwise. Any other provision herein to the contrary notwithstanding, the Corporation shall not be obligated under these Second Amended and Restated Bylaws to indemnify the indemnitee for any amounts paid in settlement of a Proceeding unless the Corporation consents to such settlement which consent shall not be unreasonably withheld.

         SECTION 2. Right of Indemnitee to Bring Suit. If a claim under Section 1 of this Article VI is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth under the General Corporation Law of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation law of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of a suit brought by the indemnitee, be a defense to such a suit. In a suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

         SECTION 3. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification of and advancement of expenses to Directors and officers of the Corporation.

         SECTION 4. Non-Exclusivity of Rights. The rights conferred on any person by this Article VI shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Second Amended and Restated Bylaws, agreement, vote of stockholders or disinterested Directors, insurance policy, or otherwise. Nothing contained herein shall limit in any way any right which the Corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons.

         SECTION 5. Indemnification Contracts. The Board of Directors is authorized to enter into a contract with any Director, officer, employee or agent of the Corporation, or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than, those provided for in this
Article VI.

         SECTION 6. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

         SECTION 7. Severability. If any provision of this Article or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this Article and the application of such provision to other persons or circumstances shall not be affected thereby and to the fullest extent legally permissible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby. Without limiting the generality of the foregoing, if any officer or Director of the Corporation or any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans is entitled under any provision of this Article, to indemnification by the Corporation for some or a portion of the expenses, liability and loss (including without limitation attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, but not, however, for the total amount thereof, the

Corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

         SECTION 8. Effect of Amendment. The rights granted by this Article shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's acceptance of his election or appointment in any of the capacities set for in Section 1 of this Article. Any amendment, repeal or modification of any provision of this Article VI by the stockholders or the Directors of the Corporation shall not adversely affect any right of protection of a Director or officer of the Corporation existing at the time of such amendment, repeal or modification.

                                   ARTICLE VII

                               RECORDS AND REPORTS

         SECTION 1. Maintenance and Inspection of Books and Records. The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Directors, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of shares held by each stockholder. The Corporation shall also keep at its principal executive office the original or a copy of the Second Amended and Restated Bylaws as amended to date and its other books and records.

         Any stockholder of the Corporation of record, in person or by attorney or other agent shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder.

         SECTION 2. Inspection by Directors. Any Director shall have the right to examine the Corporation's stock ledger, a list of its stockholders and its other books and records for a purpose reasonably related to his or her position as a Director.

                                  ARTICLE VIII

                            GENERAL CORPORATE MATTERS

         SECTION 1. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the Corporation, not inconsistent with the laws of Delaware, the Certificate of Incorporation of the Corporation and these Second Amended and Restated Bylaws.

         SECTION 2. Fixing Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which

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

the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described, provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         SECTION 3. Checks, Drafts, Evidences of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidences of indebtedness, issued in the name of or payable to the Corporation, shall be signed or endorsed by such person or persons and in such manner as, from time to time, shall be determined by resolution of the Board of Directors.

         SECTION 4. Corporate Contracts and Instruments; How Executed. The Board of Directors, except as otherwise provided in these Second Amended and Restated Bylaws, may authorize any officer of officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation, and this authority may be general or confined to specific instances; and, unless so authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

         SECTION 5. Certificate for Shares. A certificate or certificates for shares of the capital stock of the Corporation shall be issued to each stockholder when any of these shares are fully paid, and the Board of Directors may authorize the issuance of certificates or shares as partly paid provided that these certificates shall state the amount of the consideration to be paid for them and the amount paid. Shares may be held and recorded in electronic form, or through alternative media, if so authorized by the Board of Directors; whereupon such shares will be deemed to be "certificated" for all purposes under these Second Amended and Restated By-Laws. All certificates shall be signed in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or any Assistant Secretary, certifying the number of shares and the class or series of shares owned by the stockholder. Any or all of the signatures on the certificate may be facsimile, electronic, or represented on other media. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Corporation with the same effect as if that person were an officer, transfer agent, or registrar at the date of issue.

         SECTION 6. Lost Certificates. Except as provided in this Section 6 of
Article VIII, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Corporation and canceled at the same time. The Board of Directors may, in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the board may require, including provision for indemnification of the Corporation secured by a bond or other adequate security sufficient to protect the Corporation against any claim that may be made against it, including any expense or liability, on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

         SECTION 7. Representation of Shares of other Corporations. The Chairman of the Board, the President, or any Vice President, or any other person authorized by resolution of the Board of Directors or by any of the foregoing designated officers, is authorized to vote on behalf of the Corporation any and all shares of any other corporation or corporations, foreign or domestic, standing in the name of the Corporation. The authority granted to these officers to vote or represent on behalf of the Corporation any and all shares held by the Corporation in any other corporation or corporations may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

         SECTION 8. Construction and Definitions. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the General Corporation Law of Delaware shall govern the construction of these Second Amended and Restated Bylaws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, and the term "person" includes both a corporation and a natural person.

                                   ARTICLE IX

                                   AMENDMENTS

         SECTION 1. Amendments. These Second Amended and Restated Bylaws may be altered, amended or repealed, or new bylaws may be adopted, in the manner provided in the Certificate of Incorporation.

         The undersigned, duly qualified and acting Secretary of Ascential Software Corporation, a Delaware corporation, hereby certifies the foregoing to be a true and complete copy of the Second Amended and Restated Bylaws of the said Ascential Software Corporation, as currently in force and effect.

                                *     *     *

         WITNESS, the hand of the undersigned and the seal of the said Ascential Software Corporation, this 15th day of April, 2003.

                                                  ASCENTIAL SOFTWARE CORPORATION

                                                  By: /s/ Scott N. Semel
                                                      --------------------------
                                                  Name: Scott N. Semel
                                                  Title: Secretary

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